                                 Exhibit (J)(1)


                                    Consent

                                       of
                           PricewaterhouseCoopers LLC

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A (File No. 2-95973) of One Group Mutual Funds, of our reports dated August 20, 1999 on our audits of the financial statements and financial highlights of the Prime Money Market Fund, the U.S. Treasury Securities Money Market Fund, the Municipal Money Market Fund, the Michigan Municipal Money Market Fund, the Ohio Municipal Money Market Fund, the Ultra Short-Term Bond Fund, the Short-Term Bond Fund, the Intermediate Bond Fund, the Bond Fund, the Income Bond Fund, the Government Bond, Fund, the Treasury & Agency Fund, the High Yield Bond Fund, the Short-Term Municipal Bond Fund, the Intermediate Tax-Free Bond Fund, the Tax-Free Bond Fund, the Municipal Income Fund, the Arizona Municipal Bond Fund, the Kentucky Municipal Bond Fund, the Louisiana Municipal Bond Fund, the Michigan Municipal Bond Fund, the Ohio Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Institutional Prime Money Market Fund, the Treasury Only Money Market Fund, the Government Money Market Fund, the Cash Management Money Market Fund, the Treasury Prime Cash Management Money Market Fund, the U.S. Government Securities Cash Management Money Market Fund, the Treasury Cash Management Money Market Fund, the Municipal Cash Management Money Market Fund, the Small Cap Growth Fund, the Small Cap Value Fund, the Mid Cap Growth Fund, the Mid Cap Value Fund, the Diversified Mid Cap Fund, the Large Cap Growth Fund, the Large Cap Value Fund, the Equity Income Fund, the Diversified Equity Fund, the Balanced Fund, the Equity Index Fund, the Market Expansion Index Fund, the International Equity Index Fund, the Diversified International Fund, the Investor Conservative Growth Fund, the Investor Balanced, the Investor Growth & Income Fund and the Investor Growth Fund constituting One Group Mutual Funds which reports are included in the Annual Reports to Shareholders for the period ended June 30, 1999, which are incorporated by reference in the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the caption "Financial Highlights" in the Prospectuses and "Experts" in the Statement of Additional Information relating to One Group Mutual Funds in this Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A (File No. 2-95973).



                           /s/ PricewaterhouseCoopers LLP
                           PricewaterhouseCoopers LLP

Columbus, Ohio
October 21, 1999